EXHIBIT 99.1

Advanced Micro Devices, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

These unaudited pro forma condensed consolidated financial statements of the Company have been prepared to reflect the October 27, 2008 sale of certain assets of the Company’s digital television business (DTV) to Broadcom Corporation as described in Item 2.01 of this Current Report.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 29, 2007 and December 31, 2006 are based on the Company’s historical condensed consolidated statements of operations, and give effect to the disposition transaction as if it had occurred on December 26, 2005, the first day of fiscal 2006. The Company purchased DTV as part of the acquisition of ATI Technologies Inc. on October 25, 2006. Since DTV was purchased on October 25, 2006, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006 includes the results of operations for DTV for the period October 26, 2006 through December 31, 2006. For the six months ended June 28, 2008, DTV’s and the Company’s Hand-held Products Business (Hand-held) results of operations were presented as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the period ended June 28, 2008, in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets; therefore, an unaudited pro forma condensed consolidated statement of operations is not necessary for that period. Also, these unaudited pro forma condensed consolidated financial statements present the Hand-held business as a discontinued operation for all periods presented. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 28, 2008 is based on the Company’s historical balance sheet as of that date, and gives effect to the disposition transaction as if it had occurred on June 28, 2008. The Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the disposition. These unaudited pro forma condensed consolidated financial statements include no assumptions regarding the use of proceeds from the sale of DTV, which are presented as additional cash on the Unaudited Pro Forma Condensed Consolidated Balance Sheet. Accordingly, the actual effect of the sale, due to this and other factors, could differ from the pro forma adjustments presented herein. However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the sale been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 29, 2007, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, as well as in conjunction with the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the period ended June 28, 2008, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 28, 2008.

Advanced Micro Devices, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 29, 2007

(in millions, except per share amounts)

	Historical AMD	Pro Forma Adjustments (c)	Pro Forma AMD
Net revenue	$6,013	$(319)	$5,694
Cost of sales	3,751	(200)	3,551

Gross margin	2,262	(119)	2,143
Research and development	1,847	(147)	1,700
Marketing, general and administrative	1,373	(26)	1,347
Impairment of goodwill and acquired intangible assets	1,608	(1,003)	605
Amortization of acquired intangible assets and integration charges	299	(134)	165

Operating income (loss)	(2,865)	1,191	(1,674)
Interest income	73	—	73
Interest expense	(367)	—	(367)
Other income (expense), net	(7)	—	(7)

Income (loss) from continuing operations before minority interest, equity in net loss of Spansion Inc. and other and income taxes	(3,166)	1,191	(1,975)
Minority interest in consolidated subsidiaries	(35)	—	(35)
Equity in net loss of Spansion Inc. and other	(155)	—	(155)

Income (loss) from continuing operations before income taxes	(3,356)	1,191	(2,165)
Provision (benefit) for income taxes	23	8 (f)	31

Income (loss) from continuing operations	$(3,379)	$1,183	$(2,196)

Income (loss) per common share
Basic and Diluted:	$(6.06)		$(3.94)

Shares used in per share calculation
Basic and diluted	558		558

Advanced Micro Devices, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2006

(in millions, except per share amounts)

	Historical AMD	Pro Forma Adjustments (c)		Pro Forma AMD
Net revenue	$5,649	$(97)		$5,552
Cost of sales	2,856	(86)		2,770

Gross margin	2,793	(11)		2,782
Research and development	1,205	(27)		1,178
Marketing, general and administrative	1,140	(4)		1,136
In-process research and development	416	(221)		195
Amortization of acquired intangible assets and integration charges	79	(25)		54

Operating income (loss)	(47)	266		219
Interest income	116	—		116
Interest expense	(126)	—		(126)
Other income (expense), net	(13)	—		(13)

Income (loss) from continuing operations before minority interest, equity in net loss of Spansion Inc. and other and income taxes	(70)	266		196
Minority interest in consolidated subsidiaries	(28)	—		(28)
Equity in net loss of Spansion Inc. and other	(45)	—		(45)

Income (loss) from continuing operations before income taxes	(143)	266		123
Provision (benefit) for income taxes	23	(8	)(f)	15

Income (loss) from continuing operations	$(166)	$274		$108

Income (loss) per common share
Basic	$(0.34)			$0.22
Diluted	$(0.34)			$0.21

Shares used in per share calculation
Basic	492			492
Diluted	492			509

Advanced Micro Devices, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 28, 2008

(in millions, except par value amounts)

	Historical AMD	Pro Forma Adjustments		Pro Forma AMD
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,567	$102	(a)	$1,669
Accounts receivable, net	437	9	(g)	446
Inventories	791	—		791
Prepaid expenses and other current assets	244	16	(g)(i)	260
Deferred income taxes	20	—		20
Assets of discontinued operations	372	(277)	(b)	95	(h)

Total current assets	3,431	(150)		3,281
Property, plant and equipment, net	4,599	3	(g)	4,602
Goodwill	945	—		945
Acquisition related intangible assets, net	253	—		253
Other assets	556	14	(d)	570

Total Assets	$9,784	$(133)		$9,651

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$800	$9	(g)	$809
Accrued compensation and benefits	160	3	(g)	163
Accrued liabilities	730	2	(g)	732
Deferred income on shipments to distributors	80	1	(g)	81
Current portion of long-term debt and capital lease obligations	246	—		246
Other short-term obligations	60	—		60
Other current liabilities	369	—		369
Liabilities of discontinued operations	23	(15)	(b)	8	(h)

Total current liabilities	2,468	—		2,468
Deferred income taxes	3	—		3
Long-term debt and capital lease obligations, less current portion	4,955	—		4,955
Other long-term liabilities	695	—		695
Minority interest in consolidated subsidiaries	189	—		189
Stockholders’ equity:
Capital stock:
Common stock, par value	6	—		6
Capital in excess of par value	5,962	—		5,962
Retained earnings (deficit)	(4,647)	(133)	(e)	(4,780)
Accumulated other comprehensive income	153			153

Total stockholders’ equity	1,474	(133)		1,341

Total Liabilities and Stockholders’ Equity	$9,784	$(133)		$9,651

Advanced Micro Devices, Inc.

Notes to the Unaudited Pro Forma Condensed Financial Statements

(a)	Represents sales proceeds less certain direct transaction costs.

(b)	Reflects the elimination of assets and liabilities associated with discontinued operations of the Company’s digital television business (DTV) in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

(c)	Reflects the elimination of the results of operations of the discontinued operations of the Company’s digital television business (DTV) and Hand-held Products Business (Hand-held) in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, as follows:

	For the year ended
	December 29, 2007			December 31, 2006
	DTV	Hand-held	Total	DTV	Hand-held	Total
	(In millions)
Net revenue	$155	$164	$319	$22	$75	$97
Cost of sales	82	118	200	23	63	86

Gross margin	73	46	$119	(1)	12	$11
Research and development	76	71	147	13	14	27
Marketing, general and administrative	13	13	26	2	2	4
In-process research and development	—	—	—	82	139	221
Impairment of goodwill and acquired intangible assets	476	527	1,003	—	—	—
Amortization of acquired intangible assets and integration charges	63	71	134	12	13	25

Income (loss) from discontinuing operations before income taxes	(555)	(636)	(1,191)	(110)	(156)	(266)
Provision (benefit) for income taxes	(4)	(4)	(8)	4	4	8

Income (loss) from discontinuing operations, net of tax	$(551)	$(632)	$(1,183)	$(114)	$(160)	$(274)

(d)	Represents the portion of the sales proceeds to be held in escrow, for an 18-month period, to reimburse the buyer for potential indemnification obligations of the Company under the Asset Purchase Agreement.

(e)	Represents recognition of the loss, which would have been realized upon the disposition of DTV, had the transaction closed on June 28, 2008.

(f)	Reflects 2006 charge for deferred tax liability related to tax deductible goodwill for discontinued operations, and the reversal of amount in 2007 due to goodwill impairment charge.

(g)	Represents adjustments to reclassify assets and liabilities presented in discontinued operations as of June 28, 2008, which, in the final Asset Purchase Agreement, were not sold to or assumed by Broadcom.

(h)	Represents assets and liabilities of the Company’s Hand-held business, which are classified as discontinued operations for all periods presented. The Company’s plans with respect to this business are disclosed in its Quarterly Report on Form 10-Q for the period ended June 28, 2008.

(i)	Includes the $15 million portion of sales proceeds to be held in escrow until certain audited 2008 financial statements have been delivered to Broadcom.